SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) March 22, 2004

                  Aquatic Cellulose International Corporation
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Nevada                        0-27063              82-0381904
------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission          (IRS Employer
    of Incorporation)                File Number)       Identification No.)


2504 - 43rd Street, Suite 5, Vernon, BC                         VIT  6L1
---------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code: (250) 558-4216


                 3704 32nd Street, Suite 301 Vernon, BC    VIT 5N6
      --------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On March 22, 2004 Aquatic Cellulose International Corporation ("AQCI") completed a $900,000 financing with an New York based investor group. The financing has been structured as a convertible debenture.

         On March 22, 2004 Aquatic Cellulose International Corporation ("AQCI") completed a purchase and sale agreement with Century Resource Inc. of Houston Texas, for the acquisition of a 20% working interest and 16% net revenue interest in the 3,645 acre Hamill Lease natural gas property in Matagorda County, Texas. This agreement, with three successive one year terms and an exclusive renewal option on each year, provides Aquatic the exclusive option to participate in purchase or exploration of any and all future projects by Century. The cost of this acquisition and exclusive optional participation agreement was $580,000 dollars and a 15% ownership stake in the company.

         AQCI's Board of Directors has approved the terms of the financing and subsequent working interest acquisition.

 Item 7(c.)       Exhibits

         The following exhibit is filed as part of this report in accordance with the provision of Item 601 of Regulations S-B:

EXHIBIT           NAME OF EXHIBIT

 99.1             Aquatic Cellulose International Corp. Press Release

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   April 13, 2004       Aquatic Cellulose International Corporation

/s/ SHERIDAN WESTGARDE
    -------------------       Director, Chief Executive Officer, April 13, 2004
     Sheridan Westgarde        President and Chief Accounting Officer